                                                                    Exhibit 8(b)


                     [Letterhead of Armstrong Teasdale LLP]

                                  July 12, 2002


Mississippi Valley Bancshares, Inc.
13205 Manchester Road
St. Louis, MO  63131

          Re: Federal Income Tax Consequences of Merger between Marshall & Ilsley Corporation and Mississippi Valley Bancshares, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Mississippi Valley Bancshares, Inc., a corporation organized under the laws of the State of Missouri ("MVB") in connection with the planned merger (the "Merger") of MVB with and into Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), pursuant to the Agreement and Plan of Merger dated as of June 17, 2002, by and between M&I and MVB as described in the proxy statement of MVB and prospectus of M&I (the "Proxy Statement/Prospectus"), that is part of the registration statement on Form S-4, dated July 12, 2002 (the "Registration Statement"), to which this opinion is attached as an exhibit.

     It is our opinion that the discussion set forth under the heading "THE MERGER - Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus accurately describes our opinion regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and is a fair and accurate summary of the matters therein discussed, subject to the limitations therein contained.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "THE MERGER - Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    /s/ Armstrong Teasdale LLP

                                    ARMSTRONG TEASDALE LLP